Exhibit 99.1
NEWS RELEASE
Pioneer Energy Services Corp.                    1250 NE Loop 410, Suite 1000, San Antonio, Texas 78209

Pioneer Energy Services Announces CEO Transition

San Antonio, TX — July 22, 2020 - Pioneer Energy Service Corp. (“Pioneer” or “the Company”) today announced that Wm. Stacy Locke has decided to step down as President, Chief Executive Officer, and as a director of the Company effective July 17, 2020.

Mr. Locke has been President and Chief Executive Officer of the Company since December 2003 and has been associated with the Company in various leadership capacities for over 25 years. The Company expresses its deep appreciation for Mr. Locke’s many years of dedicated service.

Commenting on Mr. Locke’s achievements, Charlie Thompson, chairman of the Board of Directors of Pioneer, noted, “Stacy’s vision and leadership enabled Pioneer to navigate some challenging waters, including through various financial crises and business cycles, and to grow Pioneer both organically and via acquisitions into the outstanding mix of assets that it is today. We are truly grateful to Stacy for his commitment to the Company and his dedication to its employees, shareholders, and customers. We wish him all the best in his future endeavors.”

Mr. Locke commented, “I sincerely appreciate the opportunity to have worked with such an outstanding leadership team and all the great employees at Pioneer. I especially want to commend this group for its efforts in safety and for caring deeply about protecting the lives of the Pioneer family and all others working at our sites. This culture is bar none the best in the industry and makes me very proud to have played a part in it. I depart the Company feeling Pioneer is in very good hands and has a bright future.”

Matt Porter, a member of the Company’s Board of Directors will serve as interim President and interim Chief Executive Officer until a successor is appointed. Mr. Porter, age 44, has been a director of the Company since May 29, 2020. He is currently a founding partner at Activos, LLC, a consulting company in the domestic and international oilfield service industry and Allied Industrial Partners, an investment firm that focuses on investments in manufacturing, distribution, energy and industrial service companies. Previously, he was a chief executive officer, president and director at Xtreme Drilling Corp. and chief financial officer at Bronco Drilling Company. He started his career at BOK Financial Corp. as a portfolio manager. Mr. Porter received his M.B.A. and B.B.A. from University of Oklahoma. The Company believes that Mr. Porter’s extensive knowledge of the energy industry will be a vital asset in his interim leadership role.

About Pioneer Energy Services Corp.
Pioneer Energy Services provides well servicing and wireline services to producers primarily in Texas and Rocky Mountain regions. Pioneer also provides contract land drilling services to oil and gas operators in Texas and Appalachia regions and internationally in Colombia. Pioneer is headquartered in San Antonio, Texas.

Contact:
Dan Petro, CFA, Vice President, Treasury and Investor Relations
Pioneer Energy Services
(210) 828-7689

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements made in good faith that are subject to risks, uncertainties and assumptions. These forward-looking statements are based on our current beliefs, intentions, and expectations. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always identifiable by the use of the words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans, “intends,” “estimated,” “projects,” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements. Our actual results, performance or achievements could differ materially from those we express in the foregoing discussion as a result of a variety of factors, including the effects of our bankruptcy on our business and relationships, the concentration of our equity ownership following bankruptcy, the application of fresh start accounting, and the effect of the coronavirus (COVID-19) pandemic on our industry. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Form 10-K/A for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, including under the heading “Risk Factors” in Item 1A. These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results or matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise readers that they should (1) recognize that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.